As filed with the Securities and Exchange Commission on November 13, 2009
Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0883978 (I.R.S. Employer Identification No.)

9 Commercial Blvd., Suite 200 Novato, California (Address of Principal Executive Offices)	94949 (Zip Code)

 Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan

(Full title of the plan)

Kim Tsuchimoto, CFO, Treasurer and Secretary

Raptor Pharmaceutical Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

(Name and address of agent for service)

(415) 382-1390

(Telephone number, including area code, of agent for service)

Copy to:

Siobhan McBreen Burke, Esq.

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Blvd.

Los Angeles, California

(213) 683-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value Common Stock Rights (3)	1,395,360	$ 2.71 (2)	$3,781,425.60 (2)	$211.00

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Raptor Pharmaceutical Corp. (the “Registrant”) that may be offered or issued under the plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.  On July 27, 2009, the Registrant entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Raptor Pharmaceuticals Corp. (“RPC”) and ECP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant (“Merger Sub”), pursuant to which Merger Sub merged with and into the RPC (the “Merger”) on September 29, 2009. At the effective time of the Merger, each outstanding stock option to purchase common stock of RPC not exercised immediately prior to the effective time of the Merger, whether or not vested, was assumed by the Registrant and became exercisable for shares of Common Stock in accordance with the terms of the Merger Agreement and the Registrant assumed the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan (now known as the Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan), pursuant to which the shares being registered hereunder will be subject.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to 367,679 of the shares are calculated based on $3.41 per share, the average of the high and low prices of Registrant’s Common Stock, as reported on the Nasdaq Capital Market on November 10, 2009, a date within five business days prior to the filing of this Registration Statement.  The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to 1,027,681 of the shares are calculated using a weighted average exercise price of approximately $2.46 per share for such options issued and outstanding under the Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan based on exercise prices ranging from approximately $0.85 to $4.27 per share.

(3)
Comprised of associated rights to purchase shares of the Registrant’s Series A Participating Preferred Stock Purchase Rights, par value $0.001 per share (the “Preferred Share Purchase Rights”). The Preferred Share Purchase Rights are attached to shares of the Common Stock in accordance with the Rights Agreement, dated as of May 13, 2005, as amended from time to time, by and between the Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock.  The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

Not required to be filed with this Registration Statement.

*
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of this Registration Statement will be sent or given to participants of the Registrant’s Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)
The Registrant’s Prospectus dated August 28, 2009, filed pursuant to Rule 424(b) under the Securities Act, which relates to the Registrant’s Registration Statement on Form S-4 (File No. 333-161424) (including the exhibits thereto, the “Form S-4 Registration Statement”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Commission on May 1, 2009;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the Commission on August 11, 2009;
(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on September 25, 2008;
(e)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2008;
(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 7, 2008;
(g)	The Registrant’s Current Report on Form 8-K filed with the Commission on November 10, 2008;
(h)	The Registrant’s Current Reports on Form 8-K filed with the Commission on November 12, 2008;
(i)	The Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2008;
(j)	The Registrant’s Current Report on Form 8-K filed with the Commission on December 1, 2008;
(k)	The Registrant’s Current Report on Form 8-K filed with the Commission on December 2, 2008;
(l)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2009;
(m)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2009;
(n)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2009;
(o)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2009;
(p)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2009;
(q)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2009;
(r)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2009;
(s)	The Registrant’s Current Report on Form 8-K filed with the Commission on June 17, 2009;
(t)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 22, 2009;
(u)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 28, 2009;
(v)	The Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2009;
(w)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 5, 2009;
(x)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on October 7, 2009;
(y)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on October 9, 2009;
(z)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on November 3, 2009;
(aa)
The description of Common Stock contained in the Registrant’s Registration Statement on Form 10-SB filed with the SEC on March 17, 1999 (File No. 000-25571), as amended by that certain Registration Statement on Form 10-SB/A filed on August 19, 1999 (File No. 000-25571), which description has been updated by the Registrant’s Joint Proxy Statement on Schedule 14A filed on June 19, 2009 (File No. 333-161424); and

(bb)
The description of the Registrant’s Series A Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 16, 2005 (File No. 000-25571), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Raptor Pharmaceutical Corp.
Attn:  Secretary
9 Commercial Blvd., Suite 200
Novato, California 94949
(415) 382-1390

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws, each as amended to date, provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

The Registrant’s bylaws, as amended to date, provide that expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into, or is otherwise bound by, indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or  officer of the Registrant or any of its affiliated enterprises, subject to certain exceptions set forth the indemnity agreements, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The following is a brief description of currently pending lawsuits for which the Registrant may be obligated to indemnify certain of its former directors and officers:  In February 2005, several lawsuits were filed against the Registrant in the U.S. District Court for the Southern District of New York asserting claims under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 thereunder on behalf of a class of purchasers of the Registrant’s common stock during the period from June 26, 2003, through and including February 4, 2005 (the “Class Period”). Dr. Marvin S. Hausman, M.D., a former director and the Registrant’s former Chief Executive Officer, and Dr. Gosse B. Bruinsma, M.D., also a former director and former Chief Executive Officer, were also named as defendants in the lawsuits. These actions were consolidated into a single class action lawsuit in January 2006. On April 10, 2006, the class action plaintiffs filed an amended consolidated complaint. The Registrant filed its answer to that complaint on May 26, 2006. The Registrant’s motion to dismiss the consolidated amended complaint was filed on May 26, 2006 and was submitted to the court for a decision in September 2006. The motion to dismiss is pending.  The class action plaintiffs allege generally that the Registrant’s Phase III phenserine development program was subject to alleged errors of design and execution which resulted in the failure of the first Phase III phenserine trial to show efficacy. Plaintiffs allege the defendants’ failure to disclose the alleged defects resulted in the artificial inflation of the price of the Registrant’s shares during the Class Period.  This complaint seeks unspecified damages and the Registrant believes the complaint is without merit and intends to defend this lawsuit vigorously.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description of Document

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.3	Articles of Conversion (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.4	Certificate of Conversion (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2009).

4.6	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.7	Amendment to Bylaws (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.8
Rights Agreement, dated as of May 13, 2005, between the Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on May 16, 2005).

4.9
Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.10
Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.11
Amendment to Rights Agreement, dated as of July 27, 2009 between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on July 28, 2009).

4.12*	Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as amended, and forms of agreements related thereto.

5.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1*	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor Pharmaceutical Corp. and Raptor Pharmaceuticals Corp.

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc., prior to its merger with Raptor Pharmaceuticals Corp.

23.3*	Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.
*Filed herewith

ITEM 9. UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 13th day of November 2009.

          RAPTOR PHARMACEUTICAL CORP.

By:	/s/ Christopher M. Starr

Christopher M. Starr, Ph.D.

Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher M. Starr, Ph.D. and Kim R. Tsuchimoto, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher M. Starr Christopher M. Starr, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2009
/s/ Kim R. Tsuchimoto Kim R. Tsuchimoto, C.P.A.	Chief Financial Officer, Treasurer & Secretary (Principal Financial and Accounting Officer)	November 13, 2009
/s/ Raymond W. Anderson Raymond W. Anderson	Director	November 13, 2009
/s/ Richard L. Franklin Richard L. Franklin, M.D., Ph.D.	Director	November 13, 2009
/s/ Llew Keltner Llew Keltner, M.D., Ph.D.	Director	November 13, 2009
/s/ Erich Sager Erich Sager	Director	November 13, 2009

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.3	Articles of Conversion (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.4	Certificate of Conversion (incorporated by reference to Exhibit 3.5 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on October 5, 2009).

4.6	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 10, 2006).

4.7	Amendment to Bylaws (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.8
Rights Agreement, dated as of May 13, 2005, between the Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on May 16, 2005).

4.9
Amendment to Rights Agreement, dated as of June 7, 2006, between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on June 12, 2006).

4.10
Amendment to Rights Agreement, dated as of October 3, 2006, between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.19 to the Registrant’s Annual Report on Form 10-K, filed on March 29, 2007).

4.11
Amendment to Rights Agreement, dated as of July 27, 2009 between the Registrant and Registrant and American Stock Transfer & Trust Company (replacing The Nevada Agency and Trust Company), as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on July 28, 2009).

4.12*	Raptor Pharmaceutical Corp. 2006 Equity Incentive Plan, as amended, and forms of agreements related thereto.

5.1*	Opinion of Paul, Hastings, Janofsky & Walker LLP

23.1*	Consent of Burr, Pilger & Mayer, LLP Independent Registered Public Accounting Firm to Raptor Pharmaceutical Corp. and Raptor Pharmaceuticals Corp.

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to TorreyPines Therapeutics, Inc., prior to its merger with Raptor Pharmaceuticals Corp.

23.3*	Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1*	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.
*Filed herewith